EXHIBIT 4.1

                              MICROLOG CORPORATION
           1989 NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED)

     Microlog Corporation (the "Corporation") sets forth herein the terms of this 1989 Non-Employee Director Non-Qualified Stock Option Plan (the "Plan") as follows:

     1.   PURPOSE

          The Plan is intended to advance the interests of the Company by providing each member serving on the Board of Directors of the Company who is not, and has not within the past three years been, an officer or other salaried employee of the Company or any subsidiary (a "Non-Employee Director") with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such Non-Employee Directors to remain in the service of the Company or that of one or more of its subsidiaries. The stock options granted under the Plan (an "Option") are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (or the corresponding provision of any subsequently enacted tax statute).

     2.   STOCK

          The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Company (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 250,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 14 below. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

     3.   GRANT OF OPTIONS

          (a) Grant on Effective Date. On the effective date of this Plan as provided in Section 5 below, each Non-Employee Director then serving on the Board of Directors of the Company shall be granted an Option to purchase 5,000 shares of Stock at the price and upon the other terms and conditions specified in the Plan. Thereafter, subject to Section 3(c) and to the availability of shares issued under Section 2 of the Plan, an Option to purchase 10,000 shares of Stock, at the price and upon the other terms and conditions specified in the Plan, shall be granted under the Plan to each Non-Employee Director of the Company upon the initial election of such Non-Employee Director to the Board.

          (b) Annual Grants. Subject to Section 3(c) and to the availability of shares issued under Section 2 of the Plan, in accordance with shareholder approval in March 1996 of an amendment to this Plan adopted by the Board of Directors of the Company on December 20, 1995, on the third Wednesday in December of each year, commencing on December 20, 1995, each of the Non-Employee Directors then serving on the Board of Directors of the Company shall be granted an Option to purchase 3,000 shares of Stock at the price and upon the other terms and conditions specified in this Plan, except that, subject to approval not later than December 14, 1998, by the


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affirmative vote of shareholders who hold at least a majority of the outstanding shares of stock of the Company entitled to vote thereon and who vote in person or by proxy at a duly constituted shareholders' meeting, of an amendment to the Plan adopted by the Board of Directors of the Company on December 15, 1997, commencing on December 15, 1997, each such Option shall be for 4,000 shares of Stock, subject to adjustment under Section 14 hereof.

          (c) Excluded Persons. Notwithstanding anything to the contrary contained in Section 3 of the Plan, no Non-Employee Director designated by Whale Securities Corp. pursuant to the terms of the Underwriting Agreement dated as of May 14, 1986 between Whale Securities Corp. and the Company shall be granted any Options pursuant to this Plan.

          (d) Special Grant. An option to purchase 10,000 shares of Stock, at the price and upon the other terms and conditions specified in the Plan, is hereby granted under the Plan effective December 22, 1992 to each Non-Employee Director then serving on the Board of Directors of the Company at the price and upon the other terms and conditions specified in the Plan, subject to Section 3(c) and to the availability of shares to be issued under Section 2 of the Plan, and subject to approval of this Section 3(d) on or before April 30, 1993 by an affirmative vote of shareholders who hold at least a majority of the outstanding shares of stock of the Company entitled to vote thereon, in person or by proxy, at a duly called meeting of the shareholders; provided, however, that upon approval of this Section 3(d) by the shareholders of the Company as set forth above, all Options granted under this Section 3(d) shall be fully effective as if the shareholders of the Company had approved this Section 3(d) on December 22, 1992.

     4.   OPTION PRICE

          The purchase price of each share of Stock subject to an Option (the "Option Price") shall be the greater of par value or one hundred percent (100%) of the fair market value of a share of Stock on the date the Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation system, or is publicly traded in an established securities market, the fair market value shall be deemed to the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the immediately preceding day on which any such sale shall have been made.

     5.   EFFECTIVE DATE AND TERM OF THE PLAN

          (a) Effective Date. This Plan shall be effective as of the date this Plan is adopted by the Board of Directors of the Company, subject to approval of the Plan before or within one year after such effective date by an affirmative vote of shareholders who hold at least a majority of the outstanding shares of stock of the Company entitled to vote thereon, in person or by proxy, at a duly called meeting of the shareholders; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan before or within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

          (b) Term. This Plan shall terminate on April 30, 2006.

     6.   OPTION AGREEMENTS


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          All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, substantially in the form attached as Exhibit A to this Plan, with such changes as the officer or officers executing such Option Agreements may determine to be necessary or advisable (such determination to be conclusively evidenced by the execution thereof by such officer or officers).

     7.   TERM AND EXERCISE OF OPTIONS

          (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted.

          (b) Option Period and Limitations on Exercise. Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration of the Option, except that Options granted on or after December 15, 1997 shall be exercisable to the extent of 3,000 shares only until such time as the amendment to the Plan adopted by the Board of Directors of the Company on December 15, 1997 has been approved by shareholders in accordance with Section 13 hereof. If an Option is exercised prior to the date that is six months from the later of (i) the date of grant of the Option or (ii) the date of shareholder approval of the amendment to the Plan adopted on December 15, 1997 (to the extent such Option was granted subject to such approval) and the individual exercising the Option is a reporting person under Section 16(a) of the Exchange Act, then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the date specified in clause (i) above or the date specified in clause (ii) above, whichever is applicable to such shares of Stock.

          (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the Secretary of the Company, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and except as provided below, shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised in cash. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Except as provided below, payment in full of the Option Price of the shares for which the Option is being exercised shall accompany the written notice of exercise of the Option and shall be made (i) in cash or in cash equivalents; (ii) subject to approval not later than December 19, 1996, by the affirmative vote of shareholders who hold at least a majority of the outstanding shares of stock of the Company entitled to vote thereon and who vote in person or by proxy at a duly constituted shareholders' meeting, of the amendment to the Plan adopted by the Board of Directors of the Company on December 20, 1995, through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 4 above) on the date of exercise; or (iii) subject to such approval, by a combination of the methods described in (i) and (ii); provided, however, that the Board may in its discretion impose and set forth in the Option Agreement such limitations or prohibitions on the use of shares of Stock to exercise Options as it determines to be necessary or appropriate under applicable securities or other laws. If shares of Stock that are acquired by the Optionee through exercise of an Option or an option issued under another stock option plan maintained by the Company are surrendered in payment of the Option Price, the Stock surrendered in payment must have been (i) held by the Optionee for more than six months at the time of surrender, or (ii) acquired under an Option granted not less than six months prior to the time of surrender. Subject to approval not later than December 19, 1996, by the affirmative vote of shareholders who hold at least a majority of the outstanding shares of stock of the Company entitled to vote thereon and who vote in person or by proxy at a duly constituted


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shareholders'  meeting,  of the  amendment  to the Plan  adopted by the Board of
Directors of the Company on December 20, 1995, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 14 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     8.   TRANSFERABILITY OF OPTIONS

          During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

     9.   TERMINATION OF SERVICE

          Subject to the provisions of Section 10 of the Plan, upon the termination of the service of an optionee with the Company or a subsidiary, Options granted to such optionee pursuant to this Plan shall continue in effect for the remainder of their respective terms, and shall not terminate.

     10.  RIGHTS IN THE EVENT OF DEATH

          If an Optionee dies, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right, at any time prior to termination of the Option as provided in Section 7(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death.

     11.  USE OF PROCEEDS

          The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     12.  REQUIREMENTS OF LAW

          The Company shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the holder of such Option may acquire such shares pursuant to an exemption from


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registration under such Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Plan is intended to comply with Rule 16b-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934. Any provision of the Plan inconsistent with Rule 16b-3 will be inoperative but will not affect the validity of the Plan.

     13.  AMENDMENT AND TERMINATION OF THE PLAN

          The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by the affirmative vote of shareholders who hold at least a majority of outstanding shares of stock of the Company entitled to vote thereon and who vote in person or by proxy at a duly constituted shareholders' meeting, (a) increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 14 hereof),
(b) extend the term of the Plan, or (c) materially change the eligibility requirements for participation in the Plan or the benefits that may accrue to eligible participants in the Plan. Except as permitted under Section 14 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

     14.  EFFECT OF CHANGES IN CAPITALIZATION

          (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

          (b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.


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          (c)   Reorganization  in  Which  the  Company  Is  Not  the  Surviving
Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders (provided, however, that the options shall terminate only the consummation or occurrence of such event).

          (d) Fractional Shares. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

          (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     15.  DISCLAIMER OF RIGHTS

          No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Company or any subsidiary, or to interfere in any way with the right and authority of the Company or any subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any relationship between any individual and the Company or any subsidiary.

     16.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.


                                      * * *

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     This Plan was duly  adopted and  approved by the Board of  Directors of the
Company by resolution at a meeting held on June 10, 1989, subject to shareholder approval. This Plan was duly amended by the Board of Directors, subject to shareholder approval, by resolutions at meetings held on December 22, 1992, January 22, 1993, December 20, 1995, December 15, 1997 and January 28, 1998.

                                          /s/ Arlene A. France
                                          --------------------------------------
                                          Arlene A. France,
                                          Secretary of the Corporation


     This Plan was duly approved by the shareholders of the Company at a meeting of the shareholders held on the 24th day of February, 1990. Amendments to the Plan were duly approved by the shareholders of the Company on March 13, 1993, March 26, 1996 and March 31, 1998.

                                          /s/ Arlene A. France
                                          --------------------------------------
                                          Arlene A. France,
                                          Secretary of the Corporation